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                                                                     EXHIBIT 4.4

                          BARRETT RESOURCES CORPORATION

                                  $150,000,000

                           7.55% SENIOR NOTES DUE 2007


                          SECOND SUPPLEMENTAL INDENTURE


                         BARRETT RESOURCES CORPORATION,


                                   as Issuer,


                                       and


                             BANKERS TRUST COMPANY,

                                   as Trustee





                                   Dated as of

                                 August 2, 2001



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                          SECOND SUPPLEMENTAL INDENTURE


          SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture") dated as of August 2, 2001, by and among Barrett Resources Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), The Williams Companies, Inc. a corporation duty organized and existing under the laws of the State of Delaware ("Williams"), Resources Acquisition Corp., a wholly owned subsidiary of Williams and a corporation duly organized and existing under the laws of the State of Delaware ("Resources Acquisition") and Bankers Trust Company, a banking corporation existing under the laws of the State of New York, as trustee (the "Trustee");

          WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture dated as of February 1, 1997, as previously supplemented and amended (the "Indenture") to provide for the issuance of the Company's 7.55% Senior Notes due 2007 (the "Notes"); and

          WHEREAS, on May 7, 2001, the Company, Williams, and Resources Acquisition entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the satisfaction of the conditions set forth in the Merger Agreement, the Company will be merged with and into Resources Acquisition (the "Merger"), with Resources Acquisition being the surviving corporation and being re-named "Williams Production RMT Company" as a result of the Merger; and

           WHEREAS, the Merger will be consummated pursuant to the terms of the Merger Agreement, and therefore Resources Acquisition, pursuant to Section 5.02 of the Indenture and subject to the satisfaction of the conditions set forth in
Section 5.01 of the Indenture, will assume all the obligations of the Company under the Indenture and the Notes; and

          WHEREAS, Section 4.10(b) of the Indenture provides, among other things, that, any person may become a guarantor of the Notes by executing and delivering to the Trustee a supplemental indenture which subjects such person to the provisions of the Indenture as a guarantor; and

          WHEREAS, Williams is willing to become a guarantor of the Notes by executing and delivering to the Trustee this Second Supplemental Indenture which will subject Williams to the provisions of the Indenture as a guarantor; and

          WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Indenture, as further supplemented by this Second Supplemental Indenture, has been duly taken; and

          WHEREAS, Williams, Resources Acquisition and the Company desire and have requested the Trustee to join in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the Indenture.



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          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all holders of the Notes as follows, effective upon execution hereof by the Trustee:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                   ARTICLE II

                             AMENDMENTS TO INDENTURE

         Section 2.1 Assumption of Certain Obligations.

                  (a) Upon consummation of the Merger, pursuant to Sections 5,01 and 5.02 of the Indenture, Resources Acquisition hereby assumes all of the obligations of the Company under the Indenture and the Securities.

                  (b) Upon consummation of the Merger, the Company and the Trustee hereby acknowledge that Resources Acquisition is a Successor, as such term is defined in Section 5.01(a) of the Indenture, and therefore Resources Acquisition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities as if Resources Acquisition had been named therein.

         Section 2.2 Deliveries by the Company

                  (a) Pursuant to Section 5.01(c) of the Indenture and prior to the consummation of the Merger, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that the Merger and the Second Supplemental Indenture comply with the provisions of the Indenture.

         Section 2.3 Guarantee by Williams.

                  (a) Upon consummation of the Merger, Williams shall become a guarantor of the Securities pursuant to Section 4.10(b) of the Indenture by executing and delivering to the Trustee (i) this Second Supplemental Indenture,
(ii) the Guarantee, which will become effective upon consummation of the Merger, in the form attached hereto as Exhibit A and (iii) an Opinion of Counsel and Officers' Certificate as required by Section 4.10(b) of the Indenture.

                  (b) Upon consummation of the Merger, Williams agrees to be subject to the provisions of the Indenture as a guarantor.



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                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         Section 3.1 Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplement to the Indenture and, as provided in Article IX of the Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

         Section 3.2 Effect of Second Supplemental Indenture. From and after the execution and delivery of this Second Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

         Section 3.3 Notice.

                  (a) Any notice or communication by the Trustee to Resources Acquisition is duly given if in writing and delivered in person or by express mail service to the address set forth below:

                           Resources Acquisition Corp.
                        c/o The Williams Companies, Inc.
                               One Williams Center
                              Tulsa, Oklahoma 74172
                             Attention: [__________]

                  (b) Any notice or communication by the Trustee to Williams is duly given if in writing and delivered in person or by express mail service to the address set forth below:

                          The Williams Companies, Inc.
                               One Williams Center
                              Tulsa, Oklahoma 74172
                             Attention: [__________]


         Section 3.4 Governing Law. This Second Supplemental Indenture shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

         Section 3.5 Counterparts This Second Supplemental Indenture maybe executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                           (SIGNATURE PAGE TO FOLLOW)



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         WITNESS WHEREOF, the Company, Williams, Resources Acquisition and the
Trustee have executed this Second Supplemental Indenture or caused this Second Supplemental Indenture to be executed by their respective officers thereunto duly authorized as of August 2, 2001.


                                       BARRETT RESOURCES CORPORATION

                                       By: /s/ Peter A. Dea
                                          --------------------------------------
                                          Name: Peter A. Dea
                                          Title: Chairman and Chief Executive
                                                 Officer


                                       THE WILLIAMS COMPANIES, INC.

                                       By: /s/ James G. Ivey
                                          --------------------------------------
                                          Name: James G. Ivey
                                          Title: Treasurer


                                       RESOURCES ACQUISITION CORP.

                                       By: /s/ James G. Ivey
                                          --------------------------------------
                                          Name: James G. Ivey
                                          Title: Treasurer


                                       BANKERS TRUST COMPANY OF NEW YORK

                                       By: /s/ Irina Golovashchuc
                                          --------------------------------------
                                          Name: Irina Golovashchuc
                                          Title: Account Manager